Exhibit 10.2

NOTE

February 1, 2017	$996,000

FOR VALUE RECEIVED, the undersigned (“Borrower”) HEREBY PROMISES TO PAY to the order of GKS FUNDING, LLP (“Agent”), for the benefit of itself and the Lenders (as defined below) at the offices of Agent located in Chicago, Illinois, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of NINE HUNDRED NINETY-SIX THOUSAND DOLLARS AND 00/100 CENTS ($996,000) or, if less, the aggregate unpaid amount of all Loans made by Agent and Lenders to or for the account of Borrower pursuant to or in connection with the Loan Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement (as defined below).

This Note is issued pursuant to that certain Loan and Security Agreement dated as of the date hereof by and among Borrower, the lenders party thereto (“Lenders”), and Agent (including all annexes, exhibits and schedules thereto and as such may have been amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), is a Loan Document thereunder, and is entitled to the benefit and security of the Loan Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Loan Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Loan made by Agent and Lenders to Borrower, the rates of interest applicable thereto, and each payment made on account of the principal thereof shall be recorded by Agent and each Lender on its books; provided that the failure of Agent or such Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or this Note in respect of the Loans made by Agent and Lenders to Borrower. Agent’s and each Lender’s books and records concerning the Loans, the accrual of interest thereon, and the repayment of such Loans, shall be conclusive, absent manifest error, evidence of the indebtedness to Agent and Lenders hereunder.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement, the terms of which are hereby incorporated herein by reference, and shall be subject to prepayment and acceleration as provided therein. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Loan Agreement.

Upon and after the occurrence of any Event of Default, this Note may, as provided in the Loan Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrower), be declared, and immediately shall become, due and payable.

No delay or omission by Agent or any Lender in exercising or enforcing any of its powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Borrower and each endorser of this Note waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by Agent with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon Borrower and each endorser hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of Agent and Lenders and their successors, endorsees, and assigns.

The liabilities of Borrower, and of any endorser of this Note, are joint and several, provided, however, the release by Agent of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to Borrower or any endorser is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Liabilities have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that Agent and each Lender, in the establishment and maintenance of its relationship with Borrower contemplated by this Note, are each relying thereon.

Time is of the essence of this Note.

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BORROWER:

AGRITECH WORLDWIDE, INC.,
a Nevada corporation

By:	/s/ Jonathan E. Kahn
Name:	Jonathan E. Kahn
Title:	CEO

Signature Page to Note